Exhibit 4.1
                                 PROMISSORY NOTE

$ 250,000                                                            Atlanta, GA
                                                                 January 5, 2001

              FOR VALUE RECEIVED, Fullnet Communications, Inc. an Oklahoma corporation (the Borrower), promises to pay to the order of Generation Capital Associates, a New York limited partnership and assigns (Lender) at 1085 Riverside Trace, Atlanta, GA 30328, or at such other place as might be designated in writing by the Lender, the principal sum of $250,000.00 in lawful money of the United States of America, on March 31, 2001 (Maturity Date), together with interest on the unpaid principal balance of said principal sum at the rate of ten per cent (10%) per annum (computed on the basis of a 365 day year) from the date hereof until such principal sum is fully paid; provided, however, Borrower shall reduce the principal amount outstanding by fifty per cent (50%) of the net proceeds collected by Borrower from its ongoing private placement. Such principal reductions shall be made at the closing of each additional investment in such private placement.

              Borrower has also agreed to pay to Lender, in lieu of an origination fee, an equity kicker (Kicker) in the form and amount as set forth on Exhibit A attached hereto.

              Borrower and Lender acknowledge that Bathgate McColley Capital Group, LLC have acted as placement agents (Placement Agent) in this transaction and Lender agrees to pay a placement agent fee to Placement Agent in accordance with the terms of a separate agreement dated as of the date hereof between borrower and Placement Agent.

              The Borrower will have the right at any time and from time to time to prepay the unpaid principal balance of this Note in whole or in part without penalty, but with interest on the unpaid principal balance accrued to the date of prepayment.

              This Note shall be governed and construed in accordance with the internal laws of the state of Georgia without regard to the principles of conflict of laws. Borrower consents to the jurisdiction of the Superior Court of the State of Georgia, Fulton County and/or any Federal District Court located in the state of Georgia for any suit brought under this Note.

              The Borrower agrees that a facsimile of this Note signed on behalf of Borrower shall constitute an enforceable obligation against Borrower. If suit is brought for the collection of this Note Borrower shall not be entitled to raise as a defense that a facsimile of this Note and not an original has been placed in evidence.

              The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.


       IN WITNESS WHEREOF, the Borrower has executed this instrument effective the 5th day of January 2001.

                                 Fullnet Communication, Inc.

                                 By:
                                     -------------------------------------------
                                     Timothy J. Kikkenny, President and CEO

                                 By:
                                     -------------------------------------------
                                     Roger Baresel, Chief Financial Officer

Attest:

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 (Print Name & Title)

                                    EXHIBIT A

                                  EQUITY KICKER

This Exhibit A constitutes  part of the  Promissory  Note dated  January  5,2001
issued  by  Fullnet  Communications,   Inc.  (Borrower)  to  Generation  Capital
Associates (Lender) in the principal amount of $250,000.


         1. Borrower hereby issues to Lender warrants to purchase 125,000 shares of the common stock of Lender at an exercise price of $0.01 per share for a period of five years from the date hereof. These warrants shall be exercisable immediately for cash.

         2. Borrower hereby issues to Lender warrants to purchase 125,000 shares of the common stock of Lender at an exercise price of $1.00 per share for a period of five years from the date hereof. These warrants shall be exercisable immediately for cash, unless at the time of exercise the common stock underlying the warrants has not been registered for resale with a current prospectus available, in which case the warrants shall be exercised on a "cashless basis."



IN WITNESS WHEREOF, the Borrower has executed this Exhibit A effective January 5, 2001


                                   Fullnet Communication, Inc.


                                   By:
                                       -----------------------------------------
                                       Timothy J. Kikkenny, President and CEO

                                   By:
                                       -----------------------------------------
                                       Roger Baresel, Chief Financial Officer


Attest:

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 (Print Name & Title)